EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the to the Common Stock, par value $0.01 per share, of Pernix Therapeutics Holdings, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of August 12, 2015.

Dated: August 12, 2015	Cetus Capital III, L.P.
By: Littlejohn Associates V, L.L.C., its general partner
	Name:	/s/ Robert E. Davis
	By:	Robert E. Davis, authorized signatory

Dated: August 12, 2015	Cetus Capital II, LLC
By: Littlejohn Fund IV, L.P., manager
By: Littlejohn Associates IV, L.L.C., its general partner
	Name:	/s/ Robert E. Davis
	By:	Robert E. Davis, authorized signatory
Dated: August 12, 2015	Littlejohn Opportunities Master Fund LP
By: Littlejohn Opportunities GP LLC, its general partner

	Name:	/s/ Robert E. Davis
	By:	Robert E. Davis, authorized signatory
Dated: August 12, 2015	SG Distressed Fund, LP
By: Littlejohn Opportunities GP LLC, its general partner

	Name:	/s/ Robert E. Davis
	By:	Robert E. Davis, authorized signatory